Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, September 10, 2007 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GM:BRNC), announced today operational results for the month ended and as of August 31, 2007.

Utilization for the Company’s drilling fleet was 78% for the month of August compared to 78% for the previous month and 76% for the second quarter of 2007. The Company had an average of 53 marketed rigs in August compared to 53 in the previous month and 52 for the second quarter of 2007. The average dayrate on operating rigs as of August 31, 2007, was $17,394 compared to $17,485 as of July 31, 2007, and $17,796 for the second quarter of 2007.

Utilization for the Company’s workover fleet was 81% for the month of August compared to 83% for the previous month and 78% for the second quarter of 2007. The Company had an average of 35 marketed workover rigs in August compared to 31 in the previous month and 29 for the second quarter of 2007.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling services and well services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of August 31, 2007

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp		M		I
2	3	950 hp		M	Arkoma	O	Term	166	2/13/2008
3	4	950 hp		M		I
4	5	650 hp		M	Anadarko	O	well to well
5	6	650 hp		M	Anadarko	O	Term	179	2/26/2008
6	7	650 hp		M	Woodford	O	well to well
7	8	1000 hp		E	Williston	O	Term	80	11/19/2007
8	9	650 hp		M	Arkoma	O	Term	200	3/18/2008
9	10	1000 hp		E	Anadarko	O	2 wells
10	11	1000 hp		E	Woodford	O	well to well
11	12	1500 hp		E	Anadarko	O	well to well
12	14	1200 hp		E	Woodford	O	Term	130	1/8/2008
13	15	1200 hp		E	Cotton Valley	O	Term	12	9/12/2007
14	16	1400 hp		E	Anadarko	O	3 wells
15	17	1700 hp		E	Anadarko	O	Term	142	1/20/2008
16	18	2000 hp		E	Woodford	O	well to well
17	19	2500 hp		E	Anadarko	O	well to well
18	20	1400 hp		E	Cotton Valley	O	well to well
19	21	2000 hp		E	Woodford	O	3 wells
20	22	1000 hp		E	Woodford	O	3 wells
21	23	1000 hp		E	Piceance	O	Term	336	8/1/2008
22	25	1500 hp		E	Woodford	O	2 wells
23	26	1200 hp		E	Anadarko	O	3 wells
24	27	1500 hp		E	Piceance	O	Term	423	10/27/2008
25	28	1200 hp		E	Anadarko	O	3 wells
26	29	1500 hp		E	Woodford	O	3 wells
27	37	1000 hp		M	Cotton Valley	O	Term	122	12/31/2007
28	41	950 hp		M	Anadarko	O	well to well
29	42	650 hp		M	Anadarko	O	well to well
30	43	1000 hp		M	Cotton Valley	O	Term	123	1/1/2008
31	51	850 hp		M	Anadarko	O	2 wells
32	52	850 hp		M	Anadarko	O	well to well
33	53	850 hp		M		I
34	54	850 hp		M	Woodford	O	Term	628	5/20/2009
35	55	1000 hp		M		I
36	56	1100 hp		M	Barnett	O	3 wells
37	57	1100 hp		M	Woodford	O	Term	568	3/21/2009
38	58	800 hp		M	Cotton Valley	O	Term	282	6/8/2008
39	59	850 hp		M		I
40	60	850 hp		M	Barnett	O	4 wells
41	62	1000 hp		M	Anadarko	O	well to well
42	70	450 hp		M	Anadarko	O	well to well
43	72	750 hp		M	Barnett	O	6 wells
44	75	750 hp		M	Woodford	O	well to well
45	76	700 hp		M	Barnett	O	5 wells
46	77	1200 hp		M	Woodford	O	1 well
47	78	1200 hp		M		I
48	91	400 hp		M	Anadarko	O	5 wells
49	92	450 hp		M	Anadarko	O	well to well
50	93	500 hp		M		I
51	94	650 hp		M		I
52	95	1000 hp		M	Permian	O	5 wells
53	96	400 hp		M		I
54	97	850 hp		M		I

M -	Mechanical		I -	Idle
E -	Electric		O -	Operating
1	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 8, 2007 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:

Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com